Exhibit 10.6




                            CIRCUIT CITY STORES, INC.
                     RESTRICTED STOCK UNIT DEFERRAL PROGRAM
                                    UNDER THE
                            CIRCUIT CITY STORES, INC.
                2000 NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN


















                            EFFECTIVE AUGUST 12, 2003










                            CIRCUIT CITY STORES, INC.
                     RESTRICTED STOCK UNIT DEFERRAL PROGRAM

     1. PURPOSE. The Company established Circuit City Stores, Inc. 2000 Non-Employee Directors Stock Incentive Plan (the "Plan") to encourage ownership in the Company by non-employee directors in order to promote long-term shareholder value and to provide non-employee directors with an incentive to continue as directors of the Company. This Program is intended to further the purposes of the Plan by permitting directors to defer payment of Restricted Stock Units that become vested under the Plan.

     2. DEFINITIONS. The following definitions apply to this Program and to any related documents. Capitalized terms not defined in the Program have the meanings provided in the Plan.

     (a) Administrator means one or more employees of the Company designated to administer the Program.

     (b) Deferral Account means a bookkeeping record established for each Participant who is eligible to receive Deferred Units. A Participant's Deferral Account shall be credited with that amount of a Participant's Restricted Stock Units deferred according to a Participant's Deferral Election.

     (c) Deferral Election means a Participant's election to defer a Restricted Stock Unit pursuant to Program Section 4.

     (d) Deferred Units means the Restricted Stock Units otherwise payable to the Participant pursuant to the Plan that the Participant has elected to defer under a Deferral Election.

     (e) Election Date means the date by which a Participant must submit a valid Deferral Election. For each calendar year, the Election Date is December 31 of the prior calendar year.

     (f) Participant means any non-employee director of the Company who has received a Restricted Stock Unit Award pursuant to the Plan.

     (g) Program means this Circuit City Stores, Inc. Restricted Stock Unit Deferral Program.

     (h) Terminate or Termination means the cessation of the Participant's service as a member of the Board for any reason, including death.

     3. PARTICIPATION.

     (a) A Participant who receives Restricted Stock Units pursuant to the Plan may elect in advance according to Program Section 4 to defer payment of such Restricted Stock Units as


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they become  vested.  A Participant  who wishes to defer payment of a Restricted
Stock Unit must execute and file a valid Deferral Election on or before the appropriate Election Date.

     (b) An individual remains a Participant as long as the Participant is entitled to receive Deferred Units under the Program.

     4. DEFERRAL ELECTION. A Participant may elect on or before the Election Date to defer receipt of all of the Participant's Restricted Stock Units that will become vested in a subsequent calendar year. A Participant may make a Deferral Election for any subsequent calendar year only if he or she is a non-employee director on the applicable Election Date. The following provisions apply to Deferral Elections:

     (a) A Deferral Election may be made for a single calendar year or all future calendar years until the Deferral Election is revoked.

     (b) Before a Participant's Election Date, a Participant shall be provided with a Deferral Election form. The Deferral Election will be effective for calendar years beginning after the Administrator receives it.

     (c) A  Participant  may not  revoke  a  Deferral  Election  until  the next
Election Date, Any revocation by the applicable Election Date has the same effect as a failure to submit a Deferral Election. A revocation shall not affect Deferred Units that have been previously deferred.

     (d) In the event of a Change of Control, a Participant's Deferral Election shall be revoked.

     (e) The Administrator may modify any Deferral Election form at any time to the extent necessary to comply with any federal securities laws or regulations or for administrative purposes. The Administrator's modification must be made on a uniform basis with respect to similarly situated Participants.

     5. EFFECT OF NO ELECTION. A Participant who has not submitted a valid Deferral Election to the Administrator on or before the relevant Election Date may not defer to this Program any part of the Participant's Restricted Stock Units that will become vested in the next calendar year.

     6. DISTRIBUTIONS.

     (a) A Participant's entire Deferral Account shall be paid as soon as administratively practicable after the Participant's Termination. All Deferred Units shall be paid in Company Stock by the Company or its designee. Payment of Deferred Units shall be made in one lump sum.


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     (b) A Participant's  entire  Deferral  Account shall be paid within 30 days after a Change of Control. All Deferred Units shall be paid in Company Stock by the Company or its designee. Payment of Deferred Units shall be made in one lump sum.

     (c) A Participant may designate a beneficiary or beneficiaries to receive the Participant's Deferral Account payable in a lump sum following the Participant's death.

     7. DIVIDENDS. A Participant shall receive additional Deferred Units credited to the Deferral Account equal to (i) the number of Deferred Units in the Deferral Account multiplied by the cash dividend on Company Stock and divided by the Fair Market Value of Company Stock on the date the Company pays the dividend, and (ii) the number of Deferred Units in the Deferral Account multiplied by the number of shares of Company Stock payable as a stock dividend. Any additional Deferred Units shall be subject to the same provisions as the other Deferred Units in the Deferral Account.

     8. COMPANY'S OBLIGATION. The Program shall be unfunded. The Company shall not be required to segregate any assets that at any time may represent a Deferred Unit. Any liability of the Company to a Participant or beneficiary under this Program shall be based solely on any contractual obligations that may be created pursuant to this Program. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

     9. CLAIMS AGAINST PARTICIPANT'S DEFERRAL ACCOUNT. A Deferral Account shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. A Deferred Unit shall not be subject to attachment or legal process for a Participant's debts or other obligations. Nothing contained in this Program shall give any Participant any interest, lien, or claim against any specific asset of the Company. A Participant or the Participant's beneficiary shall have no rights other than as a general creditor of the Company.

     10. AMENDMENT OR TERMINATION. Except as otherwise provided, this Program may be altered, amended, suspended, or terminated at any time by the Board. The Board may not alter, amend, suspend, or terminate this Program without the consent of a Participant if such action would result in (i) a distribution of the Participant's Deferred Units in any manner not provided in the Program or
(ii) immediate taxation of a Deferred Unit to the Participant.

     11. ADMINISTRATION.

     (a) This Program shall be administered by the Administrator subject to the oversight of the Board. With the consent of the Board, the Administrator shall interpret the Program, establish regulations to further the purposes of the Program, and take any other action necessary to the proper operation of the Program. To the extent authorized by the Administrator, any action required to be taken by a Participant may be taken in writing, by electronic transmission, by telephone, or by facsimile. Prior to paying a Deferred Unit under the Program, the Administrator may require a beneficiary to provide such information or material as the Administrator, in its sole discretion, shall deem necessary to make any determination it may be


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required to make under the Program.  The Administrator may withhold payment of a
Deferred Unit under the Program until it receives all such information and material and is reasonably satisfied of its correctness and genuineness.

     (b) If for any reason a Deferred Unit payable under this Program is not paid when due, the Participant or beneficiary may file a written claim with the Administrator. If the claim is denied or no response is received within forty-five (45) days after the date on which the claim was filed with the Administrator (in which case the claim will be deemed to have been denied), the Participant or beneficiary may appeal the denial to the Board within sixty (60) days of receipt of written notification of the denial or the end of the forty-five day period, whichever occurs first. In pursuing an appeal, the Participant or beneficiary may request that the Board review the denial, may review pertinent documents, and may submit issues and documents in writing to the Board. A decision on appeal will be made within sixty (60) days after the appeal is made, unless special circumstances require the Board to extend the period for another sixty (60) days.

     12. CONSTRUCTION. This Program shall be adopted and maintained according to the laws of the Commonwealth of Virginia (except its choice-of-law rules and except to the extent that such laws are preempted by applicable federal law). Headings and captions are only for convenience; they do not have substantive meaning. If a provision of this Program is not valid or enforceable, the validity or enforceability of any other provision shall not be affected. Use of one gender includes all, and the singular and plural include each other. The waiver of a breach of any provision in this Program does not operate as and may not be construed as a waiver of any later breach.



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